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                      Consent of Independent Accountants




We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of E.I. du Pont de Nemours and Company of our report dated June 22, 2001 relating to the financial statements of the Optimum Quality Grains, LLC Retirement and Savings Plan, which appears in this Form 11-K.


/S/ PRICEWATERHOUSECOOPERS LLP

Phildelphia, PA
June 29, 2001